As filed with the Securities and Exchange Commission on November 4, 1996
                                                      Registration No.
===============================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM S-3
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                _______________

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

                Michigan                              38-2144267
        (State of Incorporation)         (I.R.S. Employer Identification No.)

                               405 Water Street
                          Port Huron, Michigan 48060
                                (810) 987-2200
  (Address and telephone number of registrant's principal executive offices)

                              WILLIAM L. JOHNSON
                     President and Chief Executive Officer
                  Southeastern Michigan Gas Enterprises, Inc.
                               405 Water Street
                          Port Huron, Michigan 48060

                               ARNOLD R. MADIGAN
                                General Counsel
                  Southeastern Michigan Gas Enterprises, Inc.
                               405 Water Street
                          Port Huron, Michigan 48060

                   (Name and address of agents for service)
                                _______________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement. Sales will be completed monthly.
                                _______________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]
                                _______________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
                                _______________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                _______________

===============================================================================

     Title of Each Class          Amount              Proposed              Proposed           Amount of
        of Securities              to be          Maximum Offering      Maximum Aggregate    Registration
      to be Registered          Registered        Price Per Unit<F1>    Offering Price<F1>         Fee
     -------------------        ----------        -----------------     -----------------    ------------
Common Stock, $1 Par Value     250,000 shs.            $17.75              $4,437,500          $1,344.70

--------------------------

<F1>
     Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock on October 31, 1996, as quoted in the National
Association of Securities Dealers Automated Quotation National Market System.

===============================================================================
The Prospectus relates to this Registration Statement and Registration Statement No. 33-61296. See Reg. 230.429.

P R O S P E C T U S
-------------------

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

             Dividend Reinvestment and Common Stock Purchase Plan

                                 Common Stock
                                  __________

     The Dividend Reinvestment and Common Stock Purchase Plan ("Plan") of Southeastern Michigan Gas Enterprises, Inc. provides Common shareholders of record with a simple and convenient method of purchasing additional Common shares of the Company without payment of any brokerage commission or service charge. Any Common shareholder of record is eligible to join the Plan except residents of states where the offer is not authorized by law.

     Participants in the Plan may:

          --   receive cash dividend check on total shares;

          --   reinvest dividends on total shares;

          -- receive cash dividend check on some shares and reinvest dividends on remaining shares;

          -- invest monthly by making optional cash payments of not less than $25.00 per payment and not more than $5,000 per month;

          --   deposit certificates of Common Stock into safekeeping;

          --   transfer all or a portion of their Plan shares to other persons;

          --   withdraw from the Plan at any time.

     Under the Plan, shares of the Company's Common Stock are sold monthly. The purchase price is the average of over-the-counter closing ask prices for the five trading days prior to the fifth of each month. On October 31, 1996, the closing ask price of the Common Shares as quoted in the National Association of Securities Dealers Automated Quotation (NASDAQ) System was $18.00 per share.

     Shares to be sold through the Plan will be purchased in the open market or will be newly issued shares. It is expected that newly issued shares will be utilized only when it is not feasible or not advisable, in the Company's determination, to purchase outstanding stock.

     It is suggested that this Prospectus be retained for future reference.
                                  __________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  __________

The date of this Prospectus is November 4, 1996.

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.



                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports, proxy and information statements, and other information can be inspected and copied at the public reference room of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Upon request, such material will be sent to the Commission's regional office in New York at 7 World Trade Center, Suite 1300, New York, N.Y. 10048 and in Chicago at 500 West Madison Street, Suite 1400, Chicago, I.L. 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, Washington, D.C. 20549. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is made hereby. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and the address of such site is: http://www.sec.gov.

     Any shareholder, receiving a copy of this Prospectus from the Company may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." Requests should be directed to Dolores E. Noble, Manager of Investor and Shareholder Services of Southeastern Michigan Gas Enterprises, Inc., 405 Water Street, Port Huron, Michigan 48060, telephone number (810) 987-2200.

                                  __________

                               TABLE OF CONTENTS

                                                                   Page

The Company....................................................      3

Dividend Reinvestment and Common Stock Purchase Plan
     Frequently Used Terms.....................................      4
     Purpose...................................................      4
     Advantages................................................      4
     Administration............................................      5
     Participation.............................................      5
     Optional Cash Payments....................................      7
     Reports to Participants...................................      7
     Dividends.................................................      7
     Certificates for Shares...................................      8
     Withdrawal and Terminations...............................      8
     Deposit Common Stock Certificates.........................      9
     Transfer of Plan Shares...................................      9
     Other Information.........................................     10

Federal Income Tax Matters.....................................     11

Use of Proceeds................................................     12

Experts........................................................     12

Incorporation of Certain Information by Reference..............     12

Indemnification................................................     12

                                  __________


                                  THE COMPANY

     Southeastern Michigan Gas Enterprises, Inc. (the "Company"), is a Michigan corporation with executive offices at 405 Water Street, Port Huron, Michigan 48060 and its telephone number is (810) 987-2200.

                           DIVIDEND REINVESTMENT AND
                          COMMON STOCK PURCHASE PLAN

     Southeastern Michigan Gas Enterprises, Inc. is offering its Common shareholders the opportunity to purchase shares of Common Stock through the Dividend Reinvestment and Common Stock Purchase Plan.

Frequently Used Terms

- Common Shareholders: owners of the Company's Common stock with shares registered in their name or held by the Plan for their account.
-    Company:  Southeastern Michigan Gas Enterprises, Inc.
-    Dividend:  any cash dividends paid on the Common Stock.
- Dividend Payment Date: the day dividends on Common shares are paid. The 15th of February, May, August and November.
-    Dividend Reinvestment Form:  application for Plan participation.
- Monthly Investment Statement: the statement a participant will receive if a monthly investment is made.
-    Participant:  any person participating in the Plan.
-    Plan:  Dividend Reinvestment and Common Stock Purchase Plan.
-    Plan Shares:  shares held in the Plan by the Company for participants.
- Quarterly Statement: the statement a participant will receive quarterly on the Dividend Payment Dates reflecting any activity.
- Transaction Form: the upper part of the Quarterly Statement and Monthly Investment Statement.

Purpose

     1.   What is the purpose of the Plan?

          The purpose of the Plan is to encourage long-term investment by providing Common shareholders with a simple and convenient method of investing dividends as well as optional cash payments in additional Common shares, without payment of any brokerage commission or service charge.

Advantages

     2.   What are the benefits of the Plan?

          Automatic Investment.  Participants may:
          -- have all cash dividends on their Common shares automatically reinvested;

          -- have only dividends on Common shares held by the Plan automatically reinvested while continuing to receive all other dividends by check; and

          -- in either case, invest by making optional cash payments of not less than $25 per payment and not more than $5,000 per month;

          No Commission.
          -- no brokerage commission or service charge is paid by participants in connection with purchases under the Plan.

          Simplified Safekeeping.  Participants:
          -- avoid the necessity of safekeeping certificates for shares credited to their accounts under the Plan; and

          -- may deposit their previously issued certificates of Common Stock with the Plan.

          Transfer of Plan Shares.  Participants:
          -- may transfer, all or a portion of their Plan shares to other persons.

          Simplified Recordkeeping.
          -- Monthly and quarterly statements of account will be mailed to each participant as soon as practicable after each investment to provide a record of participation.

Administration

     3.   Who administers the Plan for participants?

          The Company administers the Plan for participants, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Common shares purchased under the Plan will be registered in the name of the Company or its nominee as agent for participants in the Plan.

     4.   What are the responsibilities of the Company under the Plan?

          In administering the Plan, the Company will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death or disability or with respect to the prices at which shares of Common Stock are purchased for a participant's account and the times when such purchases are made or with respect to any fluctuation in market value after the purchase of shares.

          Participants should recognize that the Company cannot assure them of a profit or protect them against a loss on the Common Stock purchased under the Plan.

Participation

     5.   Who is eligible to participate?

          All Common shareholders are eligible to become participants in the Plan at any time, except shareholders who are residents of states where the offer of Common shares is not authorized by law.

          If you want to join the Plan but own only Common Stock that is registered in street name (e.g. registered in your broker's name or in the name of your bank), you must have some stock transferred into your name. You should contact your broker or bank to initiate this transfer.

     6.   How and when does a Common Shareholder become a participant?

          A Common shareholder may join the Plan at any time by signing and returning to the Company a Dividend Reinvestment Form. A Dividend Reinvestment Form may be obtained at any time from the Company. See Question 40.

          Please note: New Common shareholders automatically receive a Dividend Reinvestment Form in their Shareholder Package from the Company.

     7.   How many shares must you own in order to participate in the Plan?

          Any amount.

     8.   What does the Dividend Reinvestment Form provide?

          The Dividend Reinvestment Form provides the means for a shareholder to enter the Plan and select the type of participation desired.

     9.   May the type of participation elected be changed after enrollment?

          Yes. The type of participation elected may be changed by submission of an additional Dividend Reinvestment Form to the Company, which will become effective as discussed under Question 10. See also Question 24.

    10. When must the Company receive the signed Dividend Reinvestment Form in order to invest dividends under the Plan?

          Your Dividend Reinvestment Form must be received on or before the fifth day of the month in which dividends are to be paid (February, May, August, November).

          If the Dividend Reinvestment Form is received by the Company after the fifth day of the month in which dividends are to be paid, the dividend payable that quarter will be paid to the participant by check and any requested automatic reinvestment of dividends will begin the next quarter.

    11.   Are there any costs or fees to participants?

          No. All costs of administration of the Plan are paid by the Company. There are no brokerage fees or commissions in connection with new shares purchased under the Plan nor are there any costs to participants upon withdrawal from the Plan or upon termination of the Plan by the Company.

    12.   How many Common shares will be purchased for a participant?

          The number of shares to be purchased depends on the amount of the participant's dividend and/or optional cash payments and the purchase price of the Common shares. Each participant's account will be credited with that number of shares, including fractions computed to two decimal places, equal to the total amount to be invested divided by the purchase price.

    13.   When will the Common shares be issued under the Plan?

          Shares will be issued on or before the fifteenth day of each month.

    14.   What will be the price of Common shares under the Plan?

          The price of Common shares will be the average of the five closing ask prices for such shares on the over-the-counter market for the five trading days prior to the fifth day of each month as quoted in NASDAQ (the National Association of Securities Dealers Automated Quotation System). Any fraction of a cent will be rounded.

Optional Cash Payments

    15.   How does the optional cash payment feature work?

          The option to make cash payments is available to each participant at any time after joining the Plan. Optional cash payments received by the Company on or before the fifth day of each month will be applied to purchase additional shares that month. Shares so purchased will be held by the Company, and dividends thereon will be automatically reinvested. Note that optional cash payments will only be invested monthly. NO INTEREST WILL BE PAID ON CASH PAYMENTS PRIOR TO THEIR USE TO PURCHASE COMMON SHARES.

          Optional cash payments cannot be less than $25 per payment or more than $5,000 per month.

    16.   How are optional cash payments made?

          Initial cash payments may accompany the Dividend Reinvestment Form. Thereafter, optional cash payments may be made through the use of the Transaction Form. If you do not have a form and you wish to send an optional cash payment, a check with your name, address and account number is sufficient. The same amount of money need not be sent each time and there is no obligation to make an optional cash payment. (DO NOT SEND CURRENCY). All checks for optional cash payments should be made payable to: Southeastern Michigan Gas Enterprises, Inc.

    17.   May an optional cash payment be returned?

          Optional cash payments will be returned to the participant upon written request received by the Company at any time prior to the 5th of the month in which such cash is to be invested.

    18. Can a participant order the purchase of a specific number of shares when submitting an optional cash payment?

          No. All optional cash payments received are used to purchase whole and fractional shares as described in Question 12.

Reports to Participants

    19.   What reports will be sent to participants in the Plan?

          Soon after each purchase, a statement will be mailed to the participant advising of the participant's investment. These statements are a participant's continuing record of the cost of purchases and should be retained for income tax purposes.

          In addition, each participant will receive copies of communications sent to all Common shareholders.

Dividends

    20.   Will participants be credited with dividends on fractions of shares?

          Yes.

Certificates for Shares

    21.   Will certificates be issued for Common shares purchased?

          No certificates will be issued to a participant for shares in his account unless he so requests in writing, or his account is terminated. This request may be mailed to the Company at the address set forth in Question 40. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account.

          If all whole shares are withdrawn, the value of the fractional share will be paid subject to the limitation in Question 26. Certificates for fractional shares will not be issued under any circumstances.

    22.   May shares credited to a participant's Plan account be pledged?

          No. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.

    23. In whose name will certificates be registered when issued to participants?

          Shareholder accounts under the Plan are maintained in the names in which Common shares of the participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be registered in the same manner.

Withdrawal and Terminations

    24.   May a participant discontinue reinvestment of dividends?

          Yes. A participant may discontinue reinvestment of dividends on shares held in certificate form by use of the Transaction Form; shares held by the Plan will continue to reinvest. To also stop reinvestment of dividends on Plan shares, you must withdraw the shares from the Plan (see Question 25).

    25.   How does a participant withdraw shares from the Plan?

          A participant may withdraw shares by submitting the Transaction Form or by otherwise notifying the Company in writing of how many shares are to be withdrawn.

    26.   How does a participant terminate Plan participation?

          A participant may terminate participation by submitting the Transaction Form or by otherwise notifying the Company in writing, requesting to close the Plan account. A stock certificate will be issued for all whole Plan Shares, and payment for the fractional share will be mailed by check, provided that no payment will be made for a fractional share whose value is less than $1.00.

          The value of a fractional share will be based upon the over-the-counter closing bid price of the stock on the day the notice is received by the Company.

    27. When may a participant withdraw shares from the Plan or terminate participation?

          A participant may withdraw from the Plan or terminate at any time. Requests for withdrawals or terminations received after the fifth of the month will not be processed until after the 15th of such month.

Deposit Common Stock Certificates

    28. What is the purpose of depositing shares into the Plan for safekeeping and how does it work?

          The purpose is to deposit stock certificates held by you into your account for safekeeping. The benefits of this service include the convenience of keeping all of your Southeastern Michigan Gas Enterprises, Inc. Common Stock in one place, and the protection against the high cost of replacing your stock certificates, should they be lost, stolen or destroyed.

    29.   How may Common Stock certificates be deposited for safekeeping?

          Participants who wish to deposit their certificates of Common Stock into the Plan must send the Common Stock certificates together with the Transaction Form or with a written request to the Company. Do NOT endorse the certificates.

    30. What happens to dividends paid on shares of Common Stock deposited for safekeeping?

          Dividends on shares deposited for safekeeping will continue to be treated the same unless changed by you.

Transfer of Plan Shares

    31.   May participants assign or transfer all or part of their Plan Shares?

          Yes. If participants wish to change the ownership of all or part of their Plan Shares through gift, private sale, or otherwise, they may effect transfer by mailing a properly executed Stock Power, along with a letter of instruction, to the Company at the address shown under Question 40. A request for transfer is subject to the same requirements applicable to the transfer of Common Stock certificates, including but not limited to the requirement of a signature guarantee on the Stock Power. The Company will provide the participant with a form of Stock Power upon request.

    32. If Plan Shares are transferred to another person, will the Company issue a stock certificate to the transferee?

          Only if requested, otherwise a shareholder account will be opened in the name of the person to whom the shares are transferred. A Dividend Reinvestment Form and prospectus will be mailed to the new shareholder along with a shareholder package.

    33.   Will the new shareholder be advised of the transfer?

          Yes. The Company will provide a confirmation of transfer to the participant who requested the transfer and the new shareholder.

Other Information

    34. What happens when a participant sells or transfers all shares registered in his name?

          If a participant sells or transfers all Common shares held in certificate, the Company will continue to reinvest the dividends on the shares credited to the participant's Plan account.

          Any Plan account holding less than one whole share in such circumstance will be terminated. (See Question 26)

    35.   What happens if the Company issues a stock dividend or a stock split?

          Any shares of Common Stock distributed as a result of a stock dividend or stock split on Plan Shares will be added to the participant's account. Any such shares distributed on any shares registered in the name of the participant will also be added to the participant's account. Shareholders requiring a stock certificate can request one at any time.

    36. How will a participant's shares held by the Company be voted at meetings of Common shareholders?

          Each participant has voting rights on any shares held (whole and fractional) in the participant's account. The Company will send each participant a Proxy and Proxy Statement through which the participant may exercise such voting rights.

    37. What provision is made for foreign participants in the Plan whose dividends are subject to income tax withholding or other shareholders who are subject to backup withholding?

          In the case of a foreign shareholder of the Company's Common shares whose dividends are subject to United States income tax withholding, or a shareholder who is subject to backup withholding, the Company will invest in Common shares an amount equal to the dividends less the amount of tax required to be withheld. The statements of account activity confirming purchases made for such participants will indicate the amount of tax withheld and the net dividend payment reinvested. See Federal Income Tax Matters below.

    38.   May the Plan be changed or discontinued?

          Notwithstanding any other provision of the Plan, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to all participants. Also, the Company may, by written notice, terminate an individual's participation in the Plan at any time.

    39.   What is the Company's Common Stock Listing?

          The Company's Common Stock is traded in the Over-the-Counter Market and listed on the NASDAQ/NMS (the National Association of Securities Dealers Automated Quotation-National Market System) under the symbol of SMGS.

    40.   Where should correspondence regarding the Plan be directed?

          All correspondence regarding the Plan should be addressed to:

                    Southeastern Michigan Gas Enterprises, Inc.
                    Shareholder Services
                    405 Water Street
                    P.O. Box 5026
                    Port Huron, MI 48061-5026

          Telephone inquiries may also be made to the Company at 1-800-255-7647 or 1-810-987-2200 extension 4170 between 8:00 a.m. and 5:00 p.m. Eastern Time.


                          FEDERAL INCOME TAX MATTERS

          In general, stockholders who participate in the Plan will have the same Federal income tax obligations, with respect to dividends payable to them on their Common shares, as other holders of Common stock. A participant will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to his shares, even though that amount is not actually received by him in cash but, instead, is applied to the purchase of additional shares for his account.

          For a foreign shareholder of the Company's Common shares whose cash dividends are subject to United States income tax withholding or a shareholder who is subject to backup withholding who elects to have cash dividends on all or a portion of the shareholder's Common shares reinvested, (i) the amount reinvested will reflect a reduction for the amount of tax required to be withheld and (ii) the amount of tax so withheld will be included for IRS reporting purposes in the dividend income of that participant.

          A participant will not realize any taxable income when he receives certificates for whole shares credited to his account under the Plan, either upon his request for certificates for certain of those shares or upon withdrawal from or termination of the Plan. However, a participant who receives a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the participant when whole shares are sold by the participant. The amount of such gain or loss will be the difference between the amount which the participant receives for his shares or fraction of a share, and his tax basis therefor.

          Participants should retain all Plan account statements because they are the only record of purchase prices for shares acquired through the Plan.

          The information set forth above is only a summary and does not purport to be a complete description of all tax matters regarding participation in the Plan. The description may be affected by future legislation, IRS rulings and regulations, or court decisions. In addition, the taxation of foreign shareholders, except as noted, is not discussed in this Prospectus. Participants should consult with their own tax advisors with respect to the Federal, state, local and foreign tax matters regarding participation in the Plan.

                                USE OF PROCEEDS

          Net proceeds, if any, are expected to be minimal because the Company will usually purchase shares on the open market to sell through the Plan. Any net proceeds will be used for the Company's general corporate purposes. The Company cannot estimate the amount of net proceeds that it will receive.


                                    EXPERTS

          The Financial Statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The Company incorporates herein by this reference the following documents which also have been filed with the Securities and Exchange Commission ("Commission"): (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (b) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (c) the Company's definitive proxy statement for its Annual Meeting of Shareholders held on April 16, 1996.

          All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering of the Company's Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company's file number with the Commission is 0-8503.

          The Prospectus does not set forth all material and information included in the Registration Statement filed with the Commission of which it is a part.


                                INDEMNIFICATION

          The Bylaws of the Company provide that Directors and Officers, former Directors and Officers, their heirs, executors and administrators are entitled to indemnification to the extent and under the circumstances permitted by law including, where permitted and upon satisfaction of any undertaking required, advance of expenses.

          The Michigan Business Corporation Act provides broad corporate power to indemnify officers and directors of Michigan corporations (and persons acting on behalf of a Michigan corporation as director, officer, employee or agent of another business entity) against liability including liabilities of any nature that may arise under the Securities Act of 1933.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the distribution of the shares offered hereby:

     Securities and Exchange Commission Registration Fee........     $1,300
     Printing Expenses..........................................      1,000
     Accounting Fees and Expenses...............................      1,000
     Legal Fees and Expenses....................................      2,500
     Blue Sky Fees and Expenses.................................          0
     Miscellaneous Expenses.....................................      1,000
                                                                     ------

                Total Estimated Expenses........................     $6,800
                                                                     ======

Item 15.  Indemnification of Directors and Officers.

     Incorporated by reference to page 10 of the Prospectus, Section entitled "Indemnification".

Item 16.  Exhibits.
                                                                 Filed
                                                          ---------------------
Exhibit                                                                  By
  No.               Description                           Herewith    Reference
-------             -----------                           --------    ---------
 1          Underwriting Agreement.                          NA          NA
 2          Plan of acquisition, reorganization,
            arrangement, liquidation, or succession.         NA          NA
 4          Instruments defining common shareholder
            rights.
 4(a)(1)    Articles of Incorporation of Southeastern
            Michigan Gas Enterprises, Inc.
            ("Enterprises"), as restated
            July 11, 1989.(a)                                            x
 4(a)(2)    Certificate of Amendment to Article III
            of the Articles of Incorporation dated
            May 16, 1990.(b)                                             x
 4(b)       Bylaws of Enterprises--last revised
            March 1, 1995.(c)                                            x
 5          Opinion re:  legality.                           x
 8          Opinion re:  tax matters.                        x
12          Statement re:  computation of ratios.            NA          NA
15          Letter re:  unaudited interim financial
            information.                                     NA          NA
23          Consent of Arthur Andersen LLP.                  x
24          Power of Attorney.                               x
25          Statement of eligibility of trustee.             NA          NA
26          Invitation for bids.                             NA          NA
27          Financial Data Schedule.(d)                                  x
99          Additional Exhibits.                             NA          NA

Key to Exhibits Incorporated by Reference

     (a) Filed with Enterprises' Form 10-K for 1989, dated March 29, 1990, File No. O-8503.
     (b) Filed with Enterprises' Form 10-K for 1990, dated March 28, 1991, File No. O-8503.
     (c) Filed with Enterprises' Form 10-K for 1994, dated March 28, 1995, File No. O-8503.
     (d) Filed with Enterprises' Form 10-Q for the quarter ended June 30, 1996, File No. O-8503.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


Item 18.  Financial Statements and Schedules.

     Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Southeastern Michigan Gas Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron and State of Michigan, on the 1st day of November, 1996.

                                   SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

                                   By   William L. Johnson
                                     ------------------------------------------
                                     President and C.E.O.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on November 1, 1996.

            Signature                                 Title

William L. Johnson                 President (Director and Principal Executive
--------------------------------   Officer)


Robert F. Caldwell                 Executive Vice President (Principal
--------------------------------   Financial and Accounting Officer)


Frank G. Andreoni*                 Director
--------------------------------


Daniel A. Burkhardt*               Director
--------------------------------


Edward J. Curtis*                  Director
--------------------------------


John T. Ferris*                    Director
--------------------------------


Michael O. Frazer*                 Director
--------------------------------


Harvey I. Klein*                   Director
--------------------------------


Frederick S. Moore*                Director
--------------------------------


Edith A. Stotler*                  Director
--------------------------------


                                   Director
--------------------------------
   Donald W. Thomason

*By William L. Johnson
    ----------------------------
    Attorney-in-fact

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
                      Registration Statement on Form S-3
                                 Exhibit Index

                                                                 Filed
                                                          ---------------------
Exhibit                                                                  By
  No.               Description                           Herewith    Reference
-------             -----------                           --------    ---------
 1          Underwriting Agreement.                          NA          NA
 2          Plan of acquisition, reorganization,
            arrangement, liquidation, or succession.         NA          NA
 4          Instruments defining common shareholder
            rights.
 4(a)(1)    Articles of Incorporation of Southeastern
            Michigan Gas Enterprises, Inc.
            ("Enterprises"), as restated
            July 11, 1989.(a)                                            x
 4(a)(2)    Certificate of Amendment to Article III
            of the Articles of Incorporation dated
            May 16, 1990.(b)                                             x
 4(b)       Bylaws of Enterprises--last revised
            March 1, 1995.(c)                                            x
 5          Opinion re:  legality.                           x
 8          Opinion re:  tax matters.                        x
12          Statement re:  computation of ratios.            NA          NA
15          Letter re:  unaudited interim financial
            information.                                     NA          NA
23          Consent of Arthur Andersen LLP.                  x
24          Power of Attorney.                               x
25          Statement of eligibility of trustee.             NA          NA
26          Invitation for bids.                             NA          NA
27          Financial Data Schedule.(d)                                  x
99          Additional Exhibits.                             NA          NA

Key to Exhibits Incorporated by Reference

     (a) Filed with Enterprises' Form 10-K for 1989, dated March 29, 1990, File No. O-8503.
     (b) Filed with Enterprises' Form 10-K for 1990, dated March 28, 1991, File No. O-8503.
     (c) Filed with Enterprises' Form 10-K for 1994, dated March 28, 1995, File No. O-8503.
     (d) Filed with Enterprises' Form 10-Q for the quarter ended June 30, 1996, File No. O-8503.